Exhibit 10.3

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SFX ENTERTAINMENT, INC.

ARTICLE I: NAME

The name of the corporation (the “Corporation”) is SFX Entertainment, Inc.

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE III: PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV: CAPITAL STOCK

4.1.           Authorized Stock.  The total number of shares of capital stock which the Corporation shall have the authority to issue is Two Hundred Million (200,000,000) shares, consisting of Fifty Million (50,000,000) shares of Class A Common Stock, par value $.0001 per share (“Class A Common Stock”), One Hundred Million (100,000,000) shares of Class B Common Stock, par value $.0001 per share (“Class B Common Stock”), and Fifty Million (50,000,000) shares of Preferred Stock, par value $.0001 per share (“Preferred Stock”).  The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

4.2.           Designation of Additional Shares.

4.2.1         The Board of Directors of the Corporation (the “Board of Directors”) is authorized, subject to any limitations prescribed by the laws of the State of Delaware, by resolution or resolutions, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware (“Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of such class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.  The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or any series thereof, irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation designating a series of Preferred Stock.

4.2.2         Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this ARTICLE IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting powers, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

4.3.           Rights of Class A Common Stock and Class B Common Stock

4.3.1         Equal Status.  Except as set forth in this ARTICLE IV, the Class A Common Stock and the Class B Common Stock (collectively, the “Common Stock”) shall have the same rights, powers and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

4.3.2         Voting Rights.  The holders of Class B Common Stock shall not be entitled to any voting rights in respect of such shares, except as required by law.  The holders of Class A Common Stock shall be entitled to one (1) vote per share in respect of such shares on all matters on which stockholders shall have the right to vote.

4.3.3         Dividends.  Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire such shares), then holders of Class A Common Stock may receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and holders of Class B Common Stock may receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock, as applicable.  Notwithstanding the foregoing, in the event a dividend is paid in the form of capital stock or other equity securities of any subsidiary of the Corporation or any other entity, the securities received by holders of Class A Common Stock and Class B Common Stock shall have the same rights, powers and privileges and shall rank equally, share ratably and be identical in all respects as to all matters, except that the securities received by holders of Class A Common Stock may have full voting rights and the securities received by holders of Class B Common Stock may have no voting right except as required by law, and any disparity in voting rights shall not be deemed a violation of this Section 4.3.3.

4.3.4         Liquidation.  Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders.

4.3.5         Reclassification, Subdivision, Combination.  The Corporation shall not reclassify, subdivide or combine the Class A Common Stock or the Class B Common Stock, unless the Corporation reclassifies, subdivides or combines each of the Class A Common Stock and the Class B Common Stock on an equal per share basis.

4.3.6         Mergers, Consolidations, Etc.  In any merger, consolidation or business combination of the Corporation with or into another entity, whether or not the Corporation is the surviving entity, the consideration per share to be received by the holders of Class B Common Stock and the holders of the Class A Common Stock in such merger, consolidation or business combination shall be identical to that received by the holders of such other class; except that in any such transaction in which shares of capital stock are distributed, such shares may differ as to voting rights to the extent and only to the extent that the voting rights of the Class B Common Stock and Class A Common Stock differ as provided herein.

4.3.7         Conversion of Class B Common Stock.  Immediately prior to the consummation of any IPO, each share of Class B Common Stock shall be automatically, without further action by any holder thereof, converted into one share of Class A Common Stock.  For purposes of this Amended and Restated Certificate of Incorporation, “IPO” means the initial bona fide underwritten public offering and sale of Common Stock (or other equity securities of the Company or any subsidiary of the Company, or of any successor of the Company or any of its subsidiaries) pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) filed under the Securities Act of 1933, as amended.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock contemplated by this Section 4.3.7, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

4.3.8         Redemption of Class B Common Stock.  At any time prior to the IPO, in the event the number of holders of record of Common Stock has exceeded 275 (the “Maximum Holder Number”), the Corporation may, upon the determination by the Board of Directors in its sole discretion, redeem all of the shares of Class B Common Stock held by the holders holding the lowest number of shares of Class B Common Stock so as to reduce the number of holders of record below the Maximum Holder Number.  The redemption price for any such redemption shall be equal to the then fair market value of the Class B Common Stock, which fair market value shall be determined by the Board of Directors based on the valuation of Class B Common Stock by a nationally recognized investment bank.  The Corporation shall deliver notice of any such redemption to the applicable holders of Class B Common Stock not less than thirty (15) days nor more than sixty (30) days prior to such redemption, stating the payment date, the redemption price, and the amount of Class B Common Stock to be redeemed.

ARTICLE V: BOARD OF DIRECTORS

5.1           Director Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Certificate of Incorporation directed or required to be exercised or done by the stockholders.

5.2           Vote by Ballot.  Election of directors need not be by written ballot unless required by the Bylaws of the Corporation.

5.3           Power to Amend Bylaws.  The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VI: LIMITATION OF LIABILITIES; INDEMNIFICATION

6.1           Limitation of Liabilities.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.  Any repeal or modification of this ARTICLE VI by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

6.2           Indemnification.  To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of this Corporation (and any other persons to which the DGCL permits this Corporation to provide indemnification) through bylaw provisions, agreements with such director, officer, employee or other agents, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable DGCL (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.  Any amendment, repeal or modification of this ARTICLE VI by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director, officer, agent, or other  person existing at the time of, or increase the liability of any director of this Corporation with respect to, any acts or omissions of such director, officer or agent occurring, or any cause of action, suit or claim, that but for this ARTICLE VI could accrue or arise, prior to, such amendment, repeal or modification or adoption of any inconsistent provision.

ARTICLE VII: MATTERS RELATING TO STOCKHOLDERS

7.1           Action by Written Consent of Stockholders.  Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

7.2           Business Combination Statute.  The Corporation elects not to be governed by Section 203 of the DGCL.

ARTICLE VIII: CORPORATE OPPORTUNITY

8.1           The holders of Class A Common Stock, any of their Affiliates or any of their officers, directors, agents, stockholders, members, partners, Affiliates and subsidiaries (other than the Corporation and its subsidiaries), including in their capacity as a director or officer of the Corporation or its subsidiaries (the “Majority Parties”) may, and shall have no duty not to (i) carry on and conduct, whether directly or indirectly (including as a partner, member or joint venture of any person, as an officer, director or stockholder of any person, or as a participant in any syndicate, pool, trust or association) any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Corporation or any of its subsidiaries, (ii) do business with any client, customer, vendor or lessor of the Corporation or any of its subsidiaries, and (iii) make investments in any kind of property in which the Corporation or any of its subsidiaries may make investments.  To the fullest extent permitted by applicable law, the Corporation hereby renounces any interest or expectancy of the Corporation and its subsidiaries to participate in any business of any Majority Party, and waives any claim against any Majority Party and shall indemnify each Majority Party against any claim that such Majority Party is liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of such Majority Party’s participation in any such business. As used herein, the term “Affiliate” as applied to any person, means any other person directly or indirectly controlling, controlled by, or under common control with, that person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities (the ownership of more than 50% of the voting securities of an entity shall for purposes of this definition be deemed to be “control”), by contract or otherwise.

8.2           In the event that a Majority Party acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) a Majority Party and (y) the Corporation or any of its subsidiaries, the Majority Party shall not have any duty to offer or communicate information regarding such corporate opportunity to the Corporation or any of its subsidiaries.  To the fullest extent permitted by applicable Law, the Corporation hereby renounces any interest or expectancy of the Corporation or any of its subsidiaries in such corporate opportunity and waives any claim against each Majority Party and shall indemnify each Majority Party against any claim that such Majority Party is liable to the Corporation or its Stockholders for breach of any fiduciary duty by reason of the fact that such Majority Party (i) pursues or acquires any corporate opportunity for its own account or the account of any other person, (ii) directs, recommends, sells, assigns, or otherwise transfers such corporate opportunity to another person or (iii) does not communicate information regarding such corporate opportunity to the Corporation or its subsidiaries.

ARTICLE IX: CHOICE OF FORUM; LITIGATION COSTS

9.1           Choice of Forum.  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE IX.

9.2           Foreign Action.  If any action the subject matter of which is within the scope of Section 9.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 8.6(a) immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

9.3           Litigation Costs.  Unless otherwise determined by a majority of the Board of Directors of the Corporation, in the event that (i) any stockholder (the “Claiming Party”) initiates or asserts any claim or counterclaim (each, a “Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Corporation or any of its stockholders (including any Claim purportedly filed on behalf of the Corporation or any of its stockholders) and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be jointly and severally liable for and pay to the Corporation or such stockholder all fees, costs and expenses (including, but not limited to, all attorneys’ fees and other litigation expenses) incurred by the Corporation or such stockholder in connection with such Claim, including any appeal relating thereto.

ARTICLE X: AMENDMENT

10.1          Amendment.  The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware.  All rights herein conferred are granted subject to this reservation.